                    Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS THIRD QUARTER 2021 RESULTS AND ANNOUNCES PLANS TO EXPLORE STRATEGIC ALTERNATIVES FOR RAIL BUSINESS

•Third Quarter Revenues Totaled $544 Million, an Increase of 7 Percent From the Prior Year Quarter

•Q3 GAAP Operating Income of $30 Million and Adjusted Q3 EBITDA Totaled $72 Million, an Increase of 22 Percent From the Prior Year Quarter

•Intends to Explore Strategic Alternatives for Rail Business, Continuing the Company's Transformation to a Pure-Play Environmental Solutions Provider; Rail Business to be Reported as Discontinued Operations Beginning in the Fourth Quarter of 2021

•Q4 2021 Adjusted EBITDA Guidance Range for Continuing Operations of $55 Million to $62 Million; Range Also Includes Additional Corporate Costs ($1 Million Per Quarter) Previously Allocated to Rail

•Full Year 2021 Adjusted EBITDA Guidance Updated To Range of $248 Million To $256 Million for Continuing Operations

CAMP HILL, PA (November 2, 2021) - Harsco Corporation (NYSE: HSC) today reported third quarter 2021 results. On a U.S. GAAP ("GAAP") basis, third quarter of 2021 diluted earnings per share from continuing operations were $0.11 including certain strategic costs and other unusual items. Adjusted diluted earnings per share from continuing operations in the third quarter of 2021 were $0.20. These figures compare with a third quarter of 2020 GAAP diluted loss per share from continuing operations of $0.10 and adjusted diluted earnings per share from continuing operations of $0.08.

Harsco also announced it will explore strategic alternatives for the Rail business beginning in the first half of 2022, with the intention to sell the business. As a result, the Company will report Rail as discontinued operations beginning in the fourth quarter of 2021.

GAAP operating income from continuing operations for the third quarter of 2021 was $30 million. Adjusted EBITDA totaled $72 million in the quarter, compared to the Company's previously provided guidance range of $75 million to $81 million.

“In a challenging operating environment marked by increased inflationary pressure and supply chain constraints, our Environmental and Clean Earth businesses delivered a resilient performance supported by steady operational execution,” said Chairman and CEO Nick Grasberger. “The Environmental business benefited from strong demand in environmental services and applied products, while Clean Earth delivered growth despite project delays, end-disposal bottlenecks in the hazardous waste market and cost inflation. Results in our Rail business were impacted by weakening demand and customer deferrals, which are primarily timing related, as well as inflationary cost increases. As a result, our consolidated results for the quarter fell short of our expectations.”

“As part of our effort to accelerate our journey to becoming a single-thesis environmental solutions company and to strengthen our financial flexibility, we will soon begin a formal process to sell the Rail business. While it is no longer aligned with our strategic focus, Rail remains a strong business with meaningful growth opportunities ahead. We will be diligent and thoughtful through this process with a focus on maximizing value for Harsco shareholders.”

“Looking ahead, tightness in the end-disposal market for Clean Earth is beginning to ease, and we are taking action to address cost pressures across the business including through price initiatives. Underlying demand remains favorable in our Environmental and Clean Earth markets, and we are optimistic that each of our businesses will finish the year strong and that each is well positioned for growth in 2022.”

Harsco Corporation—Selected Third Quarter Results

($ in millions, except per share amounts)	Q3 2021	Q3 2020
Revenues	$544	$509
Operating income from continuing operations - GAAP	$30	$5
Diluted EPS from continuing operations - GAAP	$0.11	$(0.10)
Adjusted EBITDA - excluding unusual items	$72	$59
Adjusted EBITDA margin - excluding unusual items	13.2%	11.6%
Adjusted diluted EPS from continuing operations - excluding unusual items	$0.20	$0.08

Note: Adjusted earnings per share and adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted earnings per share details are adjusted for acquisition-related amortization expense.

Consolidated Third Quarter Operating Results

Consolidated total revenues from continuing operations were $544 million, an increase of 7 percent compared with the prior-year quarter. Environmental and Clean Earth each realized an increase in revenues, reflective of strengthening market conditions, while Rail revenues were below the prior-year quarter due to shipment timing and the comparison to a strong third quarter of 2020. Foreign currency translation positively impacted third quarter 2021 revenues by approximately $4 million compared with the prior-year period.

GAAP operating income from continuing operations was $30 million for the third quarter of 2021, compared with $5 million in the same quarter of last year. Meanwhile, adjusted EBITDA totaled $72 million in the third quarter of 2021 versus $59 million in the third quarter of 2020. This adjusted EBITDA increase is attributable to improved performance in the Company's Environmental segment.

Third Quarter Business Review

Environmental

($ in millions)	Q3 2021	Q3 2020
Revenues	$270	$223
Operating income - GAAP	$28	$12
Adjusted EBITDA - excluding unusual items	$56	$40
Adjusted EBITDA margin - excluding unusual items	20.7%	17.9%

Environmental revenues totaled $270 million in the third quarter of 2021, an increase of 21 percent compared with the prior-year quarter. The segment's GAAP operating income and adjusted EBITDA totaled $28 million and $56 million, respectively, in the third quarter of 2021. These figures compare with GAAP operating income of $12 million and adjusted EBITDA of $40 million in the prior-year period. The year-on-year improvement in revenues and adjusted earnings is attributable to increased demand for environmental services and applied products. Also, general and administrative expenditures were lower than the prior-year period. As a result, Environmental's adjusted EBITDA margin increased to 20.7 percent in the third quarter of 2021 versus 17.9 percent in the comparable-quarter of 2020.

Clean Earth

($ in millions)	Q3 2021	Q3 2020
Revenues	$200	$194
Operating income - GAAP	$10	$9
Adjusted EBITDA - excluding unusual items	$21	$20
Adjusted EBITDA margin - excluding unusual items	10.2%	10.4%
Note: The 2020 financial information provided above and discussed below for Clean Earth does not include a corporate cost allocation for ESOL.

Clean Earth revenues totaled $200 million in the third quarter of 2021, an increase of 3 percent compared with the prior-year quarter. The revenue increase is attributable to increased environmental services demand related to hazardous waste from retail and healthcare customers, with these positive impacts partially offset by lower hazardous waste volumes from industrial customers as a result of supply-chain challenges and also by lower services demand within the soil-dredge materials line of business due to project timing.

Segment operating income was $10 million and adjusted EBITDA totaled $21 million in the third quarter of 2021. These figures compare with $9 million of operating income and adjusted EBITDA of $20 million, respectively, in the prior-year period. The change in adjusted earnings is attributable to higher hazardous waste volumes and integration improvement benefits, partially offset by container and transportation cost inflation and personnel investments to support the Clean Earth platform.

Rail

($ in millions)	Q3 2021	Q3 2020
Revenues	$74	$93
Operating income (loss) - GAAP	$2	$4
Adjusted EBITDA - excluding unusual items	$3	$5
Adjusted EBITDA margin - excluding unusual items	4.4%	5.8%

Rail revenues totaled $74 million compared with $93 million in the prior-year quarter. This change in revenues is due to lower equipment volumes and shipment timing, partially offset by an increase in aftermarket parts volumes. The segment's operating income and adjusted EBITDA totaled $2 million and $3 million, respectively, in the third quarter of 2021, and these figures compare with $4 million of operating income and adjusted EBITDA of $5 million, respectively, in the prior-year quarter. The EBITDA performance year-on-year reflects the above items along with the impact of materials cost inflation.

Cash Flow

Net cash provided by operating activities totaled $33 million in the third quarter of 2021, compared with net cash provided by operating activities of $21 million in the prior-year period. Free cash flow was nominal in the third quarter of 2021, compared with $18 million in the prior-year period. The change in free cash flow compared with the prior-year quarter is principally related to higher capital expenditures, some of which were deferred from 2020, as well as the timing of working capital items.

Exploring Strategic Alternatives for Harsco Rail

Harsco began its journey to becoming an environmental solutions company more than two years ago with the acquisition of Clean Earth. Since that time, Harsco acquired the Environmental Solutions business of Stericycle and has disposed of three industrial businesses. As a result, the Rail business is no longer aligned with Harsco's strategic direction, and the Company has concluded it is the appropriate time to begin a formal evaluation of strategic alternatives for the business. Effective with the Company's fourth quarter of 2021 financial results, Rail will be reclassified as held for sale and reported as discontinued operations.

The Company has engaged Goldman Sachs & Co. LLC to conduct this sale process. No assurance can be given that any transaction will result from the exploration of the Company's strategic alternatives for its Rail businesses or the timing thereof. Further, the Company does not intend to comment on or provide updates regarding these matters unless and until it determines that further disclosure is appropriate or required based on the then-current facts and circumstances.

2021 Outlook

The Company's 2021 guidance now excludes Rail, as it will be reported as a discontinued operations going forward. Environmental's 2021 outlook is largely unchanged, while guidance includes a modest revision to Clean Earth's outlook due to infrastructure project delays and disposal constraints as well materials and labor inflation, partially offset by lower administrative spending. This outlook also reflects lower anticipated Corporate spending. Full Year comments by segments are as follows:

Environmental. For the year, the primary drivers for an increase in adjusted EBITDA compared with 2020 are expected to be favorable demand for underlying services and products as well as higher commodity prices.

Clean Earth. For the year, adjusted EBITDA is projected to increase due to the full-year impact of ESOL ownership, underlying organic growth for hazardous material services and integration benefits, partially offset by materials-labor inflation, lower soil-dredge materials volumes, an additional allocation of Corporate costs and investments which include various non-recurring expenditures.

Lastly, adjusted Corporate spending is expected to be approximately $38 million for the year. This figure includes the $4 million of Corporate costs previously allocated to Rail, less the impact of lower overall spending.

Summary Outlook highlights are as follows:

2021 Full Year Outlook (Continuing Operations)
GAAP Operating Income	$85 - $92 million
Adjusted EBITDA	$248 - $256 million
GAAP Diluted Earnings Per Share	$0.12 - 0.14
Adjusted Diluted Earnings Per Share	$0.51 - 0.54
Free Cash Flow Before Growth Capital	$55 - $65 million
Free Cash Flow	$5 - $15 million
Net Interest Expense	$62 - $63 million
Net Capital Expenditures	$130 - $135 million
Effective Tax Rate, Excluding Any Unusual Items	44 - 48%

Q4 2021 Outlook (Continuing Operations)
GAAP Operating Income	$13 - $20 million
Adjusted EBITDA	$55 - $62 million
GAAP Diluted Earnings Per Share	$(0.02) - 0.01
Adjusted Diluted Earnings Per Share	$0.06 - 0.09

Conference Call

The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (833) 651-7826 or (414) 238-0989. Enter Conference ID number 7077356.

Forward-Looking Statements

The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including changes in general economic conditions or changes due to COVID-19 and governmental and market reactions to COVID-19; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the Company's ability to negotiate, complete, and integrate strategic transactions; (13) failure to conduct and complete a satisfactory process for the divestiture of the Rail division, as announced on November 2, 2021; (14) potential severe volatility in the capital or commodity markets; (15) failure to retain key management and employees; (16) the outcome of any disputes with customers, contractors and subcontractors; (17) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged, have inadequate liquidity or whose business is significantly impacted by COVID-19) to maintain their credit availability; (18) implementation of environmental remediation matters; (19) risk and uncertainty associated with intangible assets and (20) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2020. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

NON-GAAP MEASURES

Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies.

Adjusted diluted earnings per share: Adjusted diluted earnings per share is a non-GAAP financial measure and consists of diluted earnings (loss) per share from continuing operations adjusted for unusual items and acquisition-related intangible asset amortization expense. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. The Company’s management believes Adjusted diluted earnings per share from continuing operations is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies.

Consolidated Adjusted EBITDA: Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment fees, amendment fees and loss on extinguishment of debt; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals Consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance.

Free cash flow: Free cash flow is a non-GAAP financial measure and consists of net cash provided (used) by operating activities less capital expenditures and expenditures for intangible assets; and plus capital expenditures for strategic ventures, total proceeds from sales of assets and transaction-related expenditures. Growth capital expenditures are added back to arrive at Free cash flow before growth capital expenditures. The Company's management believes that Free cash flow and Free cash flow before growth capital expenditures are meaningful to investors because management reviews Free cash flow and Free cash flow before growth capital expenditures for planning and performance evaluation purposes. It is important to note that Free cash flow and Free cash flow before growth capital expenditures do not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. The projected twelve months ending December 31, 2021 Free cash flow and Free cash flow before growth capital expenditures excludes the Harsco Rail Segment since the segment will be reported as discontinued operations in the fourth quarter of 2021. This presentation provides a basis for comparison of ongoing operations and prospects.
About Harsco

Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams and innovative technologies for the rail sector. Based in Camp Hill, PA, the 12,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended			Nine Months Ended
	September 30			September 30
(In thousands, except per share amounts)	2021		2020	2021	2020
Revenues from continuing operations:
Service revenues	$438,624		$384,506	$1,299,805	$1,021,738
Product revenues	105,677		124,892	343,171	333,782
Total revenues	544,301		509,398	1,642,976	1,355,520
Costs and expenses from continuing operations:
Cost of services sold	348,243		313,330	1,031,258	835,879
Cost of products sold	86,119		98,849	278,557	256,910
Selling, general and administrative expenses	82,090		87,954	247,798	241,224
Research and development expenses	764		568	2,210	2,620
Other (income) expenses, net	(2,835)		3,633	(7,810)	9,074
Total costs and expenses	514,381		504,334	1,552,013	1,345,707
Operating income from continuing operations	29,920		5,064	90,963	9,813
Interest income	618		604	1,841	1,613
Interest expense	(16,004)		(15,794)	(48,854)	(43,396)
Unused debt commitment fees, amendment fees and loss on extinguishment of debt	(198)		—	(5,506)	(1,920)
Defined benefit pension income	3,906		1,859	11,833	5,171
Income (loss) from continuing operations before income taxes and equity income	18,242		(8,267)	50,277	(28,719)
Income tax benefit (expense) from continuing operations	(6,989)		1,654	(19,782)	4,640
Equity income (loss) of unconsolidated entities, net	(293)		9	(488)	176
Income (loss) from continuing operations	10,960		(6,604)	30,007	(23,903)
Discontinued operations:
Gain on sale of discontinued business	—		—	—	18,371
Loss from discontinued businesses	(1,528)		(1,531)	(4,770)	(1,232)
Income tax benefit (expense) from discontinued businesses	396		(204)	1,236	(9,803)
Income (loss) from discontinued operations, net of tax	(1,132)		(1,735)	(3,534)	7,336
Net income (loss)	9,828		(8,339)	26,473	(16,567)
Less: Net income attributable to noncontrolling interests	(2,264)		(1,239)	(5,386)	(3,472)
Net income (loss) attributable to Harsco Corporation	$7,564		$(9,578)	$21,087	$(20,039)
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$8,696		$(7,843)	$24,621	$(27,375)
Income (loss) from discontinued operations, net of tax	(1,132)		(1,735)	(3,534)	7,336
Net income (loss) attributable to Harsco Corporation common stockholders	$7,564		$(9,578)	$21,087	$(20,039)
Weighted-average shares of common stock outstanding	79,287		79,000	79,214	78,916
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.11		$(0.10)	$0.31	$(0.35)
Discontinued operations	(0.01)		(0.02)	(0.04)	0.09
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$0.10		$(0.12)	$0.27	$(0.25)	(a)
Diluted weighted-average shares of common stock outstanding	80,275		79,000	80,356	78,916
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.11		$(0.10)	$0.31	$(0.35)
Discontinued operations	(0.01)		(0.02)	(0.04)	0.09
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$0.09	(a)	$(0.12)	$0.26	$(0.25)	(a)
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	September 30 2021	December 31 2020
ASSETS
Current assets:
Cash and cash equivalents	$75,578	$76,454
Restricted cash	4,525	3,215
Trade accounts receivable, net	425,897	407,390
Other receivables	39,454	34,253
Inventories	163,072	173,013
Current portion of contract assets	100,731	54,754
Prepaid expenses	62,022	56,099
Other current assets	16,303	10,645
Total current assets	887,582	815,823
Property, plant and equipment, net	678,325	668,209
Right-of-use assets, net	98,841	96,849
Goodwill	896,728	902,074
Intangible assets, net	413,538	438,565
Deferred income tax assets	10,689	15,274
Other assets	52,470	56,493
Total assets	$3,038,173	$2,993,287
LIABILITIES
Current liabilities:
Short-term borrowings	$13,892	$7,450
Current maturities of long-term debt	9,181	13,576
Accounts payable	229,244	218,039
Accrued compensation	56,364	45,885
Income taxes payable	11,994	3,499
Current portion of advances on contracts	58,034	39,917
Current portion of operating lease liabilities	25,112	24,862
Other current liabilities	174,461	184,727
Total current liabilities	578,282	537,955
Long-term debt	1,333,574	1,271,189
Retirement plan liabilities	175,362	231,335
Advances on contracts	9,732	45,017
Operating lease liabilities	72,090	69,860
Environmental liabilities	28,589	29,424
Deferred tax liabilities	31,669	40,653
Other liabilities	55,648	54,455
Total liabilities	2,284,946	2,279,888
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	144,856	144,288
Additional paid-in capital	213,095	204,078
Accumulated other comprehensive loss	(634,759)	(645,741)
Retained earnings	1,818,846	1,797,759
Treasury stock	(846,502)	(843,230)
Total Harsco Corporation stockholders’ equity	695,536	657,154
Noncontrolling interests	57,691	56,245
Total equity	753,227	713,399
Total liabilities and equity	$3,038,173	$2,993,287
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended September 30		Nine Months Ended September 30
(In thousands)	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$9,828	$(8,339)	$26,473	$(16,567)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	33,479	32,352	98,383	93,864
Amortization	8,771	9,049	26,554	24,721
Deferred income tax (benefit) expense	(2,504)	3,001	(8,911)	2,346
Equity in (income) loss of unconsolidated entities, net	293	(9)	488	(176)
Gain on sale from discontinued business	—	—	—	(18,371)
Loss on early extinguishment of debt	—	—	2,668	—
Other, net	1,002	1,908	(1,147)	(336)
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	(9,079)	9,774	(32,563)	26,308
Income tax refunds receivable	735	(11,168)	735	(11,168)
Inventories	(11,899)	4,865	3,557	(11,801)
Contract assets	(14,339)	2,159	(52,205)	(26,775)
Right-of-use assets	7,153	6,361	21,050	18,195
Accounts payable	25,602	6,631	12,111	(1,488)
Accrued interest payable	(7,703)	(7,044)	(7,840)	(9,984)
Accrued compensation	7,397	6,562	12,098	1,795
Advances on contracts	(646)	(16,691)	(13,997)	19,145
Operating lease liabilities	(7,048)	(6,268)	(20,554)	(17,864)
Retirement plan liabilities, net	(8,842)	(4,876)	(36,700)	(23,902)
Income taxes payable - Gain on sale of discontinued businesses	—	(13,809)	—	(10,342)
Other assets and liabilities	1,020	6,297	16,550	4,676
Net cash provided by operating activities	33,220	20,755	46,750	42,276
Cash flows from investing activities:
Purchases of property, plant and equipment	(40,861)	(27,883)	(109,507)	(79,096)
Purchase of businesses, net of cash acquired	—	9,749	—	(432,855)
Proceeds from sale of discontinued business, net	—	—	—	37,219
Proceeds from sales of assets	5,470	521	15,512	4,473
Expenditures for intangible assets	(155)	(127)	(287)	(169)
Proceeds from note receivable	—	—	6,400	—
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	(86)	(229)	(1,064)	536
Other investing activities, net	48	(256)	181	(197)
Net cash used by investing activities	(35,584)	(18,225)	(88,765)	(470,089)
Cash flows from financing activities:
Short-term borrowings, net	206	(965)	4,650	1,712
Current maturities and long-term debt:
Additions	41,950	52,302	507,468	580,903
Reductions	(38,870)	(49,593)	(452,351)	(111,999)
Dividends paid to noncontrolling interests	(9)	—	(3,103)	—
Stock-based compensation - Employee taxes paid	(101)	(95)	(3,273)	(4,188)
Payment of contingent consideration	(734)	(2,342)	(734)	(2,342)
Deferred financing costs	—	—	(7,828)	(1,928)
Other financing activities, net	—	3	(601)	(1,368)
Net cash provided (used) by financing activities	2,442	(690)	44,228	460,790
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(2,262)	251	(1,779)	(6,567)
Net increase (decrease) in cash and cash equivalents, including restricted cash	(2,184)	2,091	434	26,410
Cash and cash equivalents, including restricted cash, at beginning of period	82,287	84,051	79,669	59,732
Cash and cash equivalents, including restricted cash, at end of period	$80,103	$86,142	$80,103	$86,142

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	September 30, 2021		September 30, 2020
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$269,901	$27,630	$222,507	$12,317
Harsco Clean Earth	200,484	9,893	194,098	8,902
Harsco Rail	73,916	1,957	92,793	4,059
Corporate	—	(9,560)	—	(20,214)
Consolidated Totals	$544,301	$29,920	$509,398	$5,064

	Nine Months Ended		Nine Months Ended
	September 30, 2021		September 30, 2020
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$800,433	$83,788	$668,057	$36,400
Harsco Clean Earth (a)	585,891	20,457	434,489	12,945
Harsco Rail	256,652	15,533	252,974	19,162
Corporate	—	(28,815)	—	(58,694)
Consolidated Totals	$1,642,976	$90,963	$1,355,520	$9,813
(a)     The Company's acquisition of ESOL closed on April 6, 2020.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended			Nine Months Ended
	September 30			September 30
	2021	2020		2021		2020
Diluted earnings (loss) per share from continuing operations as reported	$0.11	$(0.10)		$0.31		$(0.35)
Corporate unused debt commitment fees, amendment fees and loss on extinguishment of debt (a)	—	—		0.07		0.02
Corporate strategic costs (b)	0.02	—		0.04		—
Harsco Environmental Segment severance costs (c)	(0.01)	—		(0.01)		0.07
Corporate acquisition and integration costs (d)	—	0.13		—		0.53
Corporate contingent consideration adjustments (e)	—	0.03		—		0.03
Corporate acquisition related tax benefit (f)	—	(0.04)		—		(0.04)
Taxes on above unusual items (g)	—	(0.03)		(0.02)		(0.11)
Adjusted diluted earnings per share from continuing operations, including acquisition amortization expense	0.12	—	(i)	0.38	(i)	0.15
Acquisition amortization expense, net of tax (h)	0.08	0.08		0.24		0.22
Adjusted diluted earnings per share from continuing operations	$0.20	$0.08		$0.62		$0.37
(a)Costs at Corporate associated with amending the Company's existing Senior Secured Credit Facilities to establish a New Term Loan the proceeds of which were used to repay in full the outstanding Term Loan A and Term Loan B, to extend the maturity date of the Revolving Credit Facility and to increase certain levels set forth in the total net leverage ratio covenant (Q3 2021 $0.2 million pre-tax; nine months 2021 $5.5 million pre-tax) and costs associated with amending the Company's existing Senior secured Credit Facilities, to increase the net debt to consolidated adjusted EBITDA covenant ratio (nine months 2020 $1.9 million pre-tax).
(b)Certain strategic costs incurred at Corporate associated with supporting and executing the Company's long-term strategies including the divestiture of the Harsco Rail Segment (Q3 2021 $1.5 million pre-tax; nine months 2021 $3.2 million pre-tax).
(c)Adjustment to Harsco Environmental Segment severance costs (Q3 and nine months 2021 $0.9 million pre-tax) and Harsco Environmental Segment severance costs (nine months 2020 $5.2 million pre-tax).
(d)Acquisition and integration costs at Corporate (Q3 2020 $10.6 million pre-tax; nine months 2020 $41.6 million pre-tax).
(e)Adjustment to contingent consideration related to the acquisition of Clean Earth recorded on Corporation (Q3 and nine months 2020 $2.4 million pre-tax). The Company adjusts operating income and Diluted earnings per share from continuing operations to exclude the impact of the change in fair value to the acquisition-related contingent consideration liability for acquisitions because it believes that the adjustment for this item more closely correlates the reported financial measures with the ordinary and ongoing course of the Company's operations.
(f)Acquisition related tax benefit recorded on Corporate assumed as part of the Clean Earth Acquisition (Q3 and nine months 2020 $2.8 million).
(g)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded, except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.
(h)Acquisition amortization expense was $8.1 million pre-tax and $24.5 million pre-tax for Q3 and nine months 2021, respectively; and $8.3 million pre-tax and $22.5 million pre-tax for Q3 and nine months 2020, respectively.
(i)Does not total due to rounding.

HARSCO CORPORATION RECONCILIATION OF PROJECTED ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (a) (Unaudited)
	Projected Three Months Ending December 31		Projected Twelve Months Ending December 31
	2021		2021
	Low	High	Low		High
Diluted earnings per share from continuing operations	$(0.02)	$0.01	$0.12		$0.14
Corporate unused debt commitment fees, amendment fees and loss on extinguishment of debt	—	—	0.07		0.07
Corporate strategic costs	—	—	0.04		0.04
Harsco Environmental Segment severance costs	—	—	(0.01)		(0.01)
Taxes on above unusual items	—	—	(0.02)		(0.02)
Adjusted diluted earnings per share from continuing operations, including acquisition amortization expense	(0.02)	0.01	0.20		0.22
Estimated acquisition amortization expense, net of tax	0.08	0.08	0.32		0.32
Adjusted diluted earnings per share from continuing operations	$0.06	$0.09	$0.51	(b)	$0.54
(a) Excludes Harsco Rail Segment.
(b) Does not total due to rounding.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended September 30, 2021:
Operating income (loss) as reported	$27,630	$9,893	$1,957	$(9,560)	$29,920
Corporate strategic costs	—	—	—	1,489	1,489
Harsco Environmental Segment severance costs	(900)	—	—	—	(900)
Operating income (loss) excluding unusual items	26,730	9,893	1,957	(8,071)	30,509
Depreciation	27,179	4,576	1,233	491	33,479
Amortization	1,997	6,033	84	—	8,114
Adjusted EBITDA	$55,906	$20,502	$3,274	$(7,580)	$72,102
Revenues as reported	$269,901	$200,484	$73,916		$544,301
Adjusted EBITDA margin (%)	20.7%	10.2%	4.4%		13.2%

Three Months Ended September 30, 2020:
Operating income (loss) as reported	$12,317	$8,902	$4,059	$(20,214)	$5,064
Corporate acquisition and integration costs	—	—	—	10,645	10,645
Corporate contingent consideration adjustments	—	—	—	2,437	2,437
Harsco Clean Earth Segment integration costs	—	114	—	—	114
Operating income (loss) excluding unusual items	12,317	9,016	4,059	(7,132)	18,260
Depreciation	25,588	5,010	1,258	497	32,353
Amortization	1,970	6,218	85	—	8,273
Adjusted EBITDA	$39,875	$20,244	$5,402	$(6,635)	$58,886
Revenues as reported	$222,507	$194,098	$92,793		$509,398
Adjusted EBITDA margin (%)	17.9%	10.4%	5.8%		11.6%

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA AND PROFORMA ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth (a)	Harsco Rail	Corporate	Consolidated Totals
Nine Months Ended September 30, 2021:
Operating income (loss) as reported	$83,788	$20,457	$15,533	$(28,815)	$90,963
Corporate strategic costs	—	—	—	3,170	3,170
Harsco Environmental Segment severance costs	(900)	—	—	—	(900)
Operating income (loss) excluding unusual items	82,888	20,457	15,533	(25,645)	93,233
Depreciation	78,446	14,818	3,651	1,468	98,383
Amortization	6,080	18,179	254	—	24,513
Adjusted EBITDA	167,414	53,454	19,438	(24,177)	216,129
Adjusted EBITDA - Harsco Rail Segment	—	—	(19,438)	—	(19,438)
Corporate allocation - Harsco Rail Segment	—	—	—	(3,126)	(3,126)
Proforma Adjusted EBITDA, excluding Harsco Rail Segment	$167,414	$53,454	$—	$(27,303)	$193,565
Proforma Revenue, excluding Harsco Rail Segment	$800,433	$585,891			$1,386,324
Proforma Adjusted EBITDA margin (%)	20.9%	9.1%			14.0%

Nine Months Ended September 30, 2020:
Operating income (loss) as reported	$36,400	$12,945	$19,162	$(58,694)	$9,813
Corporate acquisition and integration costs	—	—	—	41,584	41,584
Harsco Environmental Segment severance costs	5,160	—	—	—	5,160
Corporate contingent consideration adjustments	—	—	—	2,437	2,437
Harsco Clean Earth Segment integration costs	—	114	—	—	114
Operating income (loss) excluding unusual items	41,560	13,059	19,162	(14,673)	59,108
Depreciation	75,626	12,769	3,730	1,531	93,656
Amortization	5,827	16,463	252	—	22,542
Adjusted EBITDA	123,013	42,291	23,144	(13,142)	175,306
Adjusted EBITDA - Harsco Rail Segment	—	—	(23,144)	—	(23,144)
Corporate allocation - Harsco Rail Segment	—	—	—	(3,126)	(3,126)
Proforma Adjusted EBITDA, excluding Harsco Rail Segment	$123,013	$42,291	$—	$(16,268)	$149,036
Proforma Revenue, excluding Harsco Rail Segment	$668,057	$434,489			$1,102,546
Proforma Adjusted EBITDA margin (%)	18.4%	9.7%			13.5%

Twelve Months Ended December 31, 2020:
Operating income (loss) as reported	$59,006	$16,096	$20,219	$(74,240)	$21,081
Corporate acquisition and integration costs	—	—	—	48,493	48,493
Harsco Environmental Segment severance costs	7,399	—	—	—	7,399
Corporate contingent consideration adjustments	—	—	—	2,301	2,301
Harsco Clean Earth Segment integration costs	—	1,859	—	—	1,859
Operating income (loss) excluding unusual items	66,405	17,955	20,219	(23,446)	81,133
Depreciation	100,971	17,450	5,113	2,022	125,556
Amortization	7,825	22,814	337	—	30,976
Adjusted EBITDA	175,201	58,219	25,669	(21,424)	237,665
Adjusted EBITDA - Harsco Rail Segment	—	—	(25,669)	—	(25,669)
Corporate allocation - Harsco Rail Segment	—	—	—	(4,168)	(4,168)
Proforma Adjusted EBITDA, excluding Harsco Rail Segment	$175,201	$58,219	$—	$(25,592)	$207,828
Proforma Revenue, excluding Harsco Rail Segment	$914,445	$619,588			$1,534,033
Proforma Adjusted EBITDA margin (%)	19.2%	9.4%			13.5%
(a) The Company's acquisition of ESOL closed on April 6, 2020.

HARSCO CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended September 30
(In thousands)	2021	2020
Consolidated income (loss) from continuing operations	$10,960	$(6,604)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	293	(9)
Income tax (benefit) expense	6,989	(1,654)
Defined benefit pension income	(3,906)	(1,859)
Unused debt commitment fees, amendment fees and loss on extinguishment of debt	198	—
Interest expense	16,004	15,794
Interest income	(618)	(604)
Depreciation	33,479	32,353
Amortization	8,114	8,273

Unusual items:
Corporate strategic costs	1,489	—
Harsco Environmental Segment severance costs	(900)	—
Corporate acquisition and integration costs	—	10,645
Corporate contingent consideration adjustments	—	2,437
Clean Earth Segment integration costs	—	114
Consolidated Adjusted EBITDA	$72,102	$58,886

HARSCO CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Nine Months Ended September 30
(In thousands)	2021	2020
Consolidated income (loss) from continuing operations	$30,007	$(23,903)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	488	(176)
Income tax (benefit) expense	19,782	(4,640)
Defined benefit pension income	(11,833)	(5,171)
Unused debt commitment and amendment fees	5,506	1,920
Interest expense	48,854	43,396
Interest income	(1,841)	(1,613)
Depreciation	98,383	93,656
Amortization	24,513	22,542

Unusual items:
Corporate strategic costs	3,170	—
Harsco Environmental Segment severance costs	(900)	—
Corporate acquisition and integration costs	—	41,584
Harsco Environmental Segment severance costs	—	5,160
Corporate contingent consideration adjustments	—	2,437
Harsco Clean Earth Segment integration costs	—	114
Consolidated Adjusted EBITDA	$216,129	$175,306

HARSCO CORPORATION RECONCILIATION OF PROJECTED CONSOLIDATED ADJUSTED EBITDA TO PROJECTED CONSOLIDATED INCOME FROM CONTINUING OPERATIONS (a) (Unaudited)
	Projected Three Months Ending December 31			Projected Twelve Months Ending December 31
	2021			2021
(In millions)	Low		High	Low	High
Consolidated income from continuing operations	$—		$2	$20	$22

Add back (deduct):
Income tax expense	—		6	17	23
Equity loss of unconsolidated entities, net	—		—	1	1
Net interest	16		16	63	63
Defined benefit pension income	(4)		(4)	(16)	(16)
Depreciation and amortization	42		42	161	161

Unusual items:
Corporate strategic costs	—		—	3	3
Harsco Environmental Segment severance costs	—		—	(1)	(1)
Consolidated Adjusted EBITDA	$55	(b)	$62	$248	$256	(b)
(a) Excludes Harsco Rail Segment
(b) Does not total due to rounding.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands)	2021	2020	2021	2020
Net cash provided by operating activities	$33,220	$20,755	$46,750	$42,276
Less capital expenditures	(40,861)	(27,883)	(109,507)	(79,096)
Less expenditures for intangible assets	(155)	(127)	(287)	(169)
Plus capital expenditures for strategic ventures (a)	1,185	603	2,983	1,967
Plus total proceeds from sales of assets (b)	5,470	521	15,512	4,473
Plus transaction-related expenditures (c)	784	10,732	18,788	26,672
Plus taxes paid on sale of business	—	13,809	—	14,185
Free cash flow	$(357)	$18,410	$(25,761)	$10,308
(a)Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s condensed consolidated financial statements.
(b)Asset sales are a normal part of the business model, primarily for the Harsco Environmental Segment.
(c)Expenditures directly related to the Company's acquisition and divestiture transactions and costs at Corporate associated with amending the Company's existing Senior Secured Credit Facilities.

HARSCO CORPORATION RECONCILIATION OF PROJECTED FREE CASH FLOW TO PROJECTED NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2021
(In millions)	Low	High
Net cash provided by operating activities	$91	$111
Less capital expenditures	(161)	(171)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	21	21
Plus transaction related expenditures	19	19
Free cash flow	(30)	(20)
Less: Harsco Rail Segment free cash flow	(35)	(35)
Free cash flow from continuing operations	5	15
Add growth capital expenditures	50	50
Free cash flow before growth capital expenditures from continuing operations	55	65